UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

ATRINSIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Atlantic Avenue, Boston, Massachusetts 02110	07932
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (617) 823-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement

See disclosure in response to Item 2.03 below with respect to the Letter Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 9, 2015, Atrinsic, Inc., a Delaware corporation (the “Company”), issued secured convertible promissory notes (the “Secured Convertible Notes”) in the principal amount of $25,000 to each of Iroquois Master Fund Ltd (“Iroquois”) and Hudson Bay Master Fund Ltd. (“Hudson”) (for an aggregate of $50,000), each an existing secured lender to the Company. The Secured Convertible Notes have a maturity date of August 31, 2016 and bear interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note is convertible, subject to a 4.99% Beneficial Ownership Cap (as defined in the Secured Convertible Notes), into shares of the Company’s common stock (“Common Stock”) at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders.

The obligations of the Company under the Secured Convertible Notes are secured by a first priority security interest in all of the property of the Company pursuant to letter agreements, dated December 9, 2015, with each of Iroquois and Hudson, respectively (the “Letter Agreements”). The Letter Agreements further amend the First Amended and Restated Security Agreement among the Company, Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015, on September 3, 2015 and on October 30, 2015, to include the Company’s obligations under the Secured Convertible Notes. The proceeds of the Secured Convertible Notes will be utilized by the Company to fund its working capital needs.

The foregoing description of the Secured Convertible Notes and the Letter Agreements are qualified in their entirety by the full text of the Secured Convertible Notes and the Letter Agreements, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Item 8.01	Other Events

Series B Preferred Stock

Pursuant to our Certificate of Incorporation, as amended, we are authorized to issue up to 5,000,000,000 shares of preferred stock. On February 2, 2016, our Board of Directors approved the creation of a class of up to 18,000,000 shares of preferred stock, par value $0.000001, called Series B Preferred Stock, and on February 3, 2016, we filed a Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions (the “Certificate of Designations”) for this class of stock with the Delaware Secretary of State.

Pursuant to the Certificate of Designations, each share of Series B Preferred Stock will immediately and automatically convert, subject to a beneficial ownership limit of 9.99% for holders who elect to be subject to this limit,  into one share of Common Stock at such time that we file an amendment to our certificate of incorporation to effect a reverse stock split of our Common Stock in which every 15,463.7183 shares of our Common Stock outstanding at the time that this Certificate of Designations was filed with the Secretary of State of Delaware is exchanged for one share of our Common Stock (the “Reverse Stock Split”).

Prior to the Reverse Stock Split, the Series B Preferred Stock votes together with our Common Stock as a single class, with each share of Series B Preferred Stock having a number of votes equal to that of 15,463.7183 shares of Common Stock.  After the Reverse Stock Split, any Series B Preferred Stock which remains outstanding as a result of the beneficial ownership limit will vote together with the Common Stock as a single class, with each share of Series B Preferred Stock having a number of votes equal to one share of Common Stock on a post-Reverse Stock Split basis.

In the event of any liquidation, dissolution or winding up of our Company, the assets available for distribution to our stockholders will be distributed among the holders of our Series B Preferred Stock and the holders of our Common Stock, pro rata, on an as-converted-to- Common Stock post-Reverse Stock Split basis. The holders of our Series B Preferred Stock are entitled to dividends in the event that we pay cash or other dividends in property to holders of outstanding shares of our Common Stock, which dividends would be made pro rata, on an as-converted-to-Common Stock post-Reverse Stock Split basis.

We have included a copy of the Certificate of Designations as an exhibit to this Current Report, and you may review the Certificate of Designations for a more complete understanding of the terms of the Series B Preferred Stock.

New York Workers’ Compensation Claim

We have been informed by the New York State Workers’ Compensation Board that a judgment in the amount of $62,000 has been filed against us for a violation of Section 52.2 of the New York State Workers’ Compensation Law for failure to carry workers’ compensation insurance for the period from July 6, 2011 to May 10, 2012.
IRS Claim

We have been informed by the Internal Revenue Service that we owe approximately $31,000 in penalties and interest for failure to file Form 5471 for our tax years ended December 31, 2011, December 31, 2012 and June 30, 2014.  Form 5471 is an information return that U.S. companies with foreign operations or subsidiaries must file with their annual tax return to report the results (among other things) of those foreign operations or subsidiaries.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions of the Series B Preferred Stock.
4.1	Secured Convertible Note, dated December 9, 2015, in the principal amount of $25,000, bearing interest at the rate of 5.0% per annum issued by the Company to Iroquois.

4.2	Secured Convertible Note, dated October 30, 2015, in the principal amount of $25,000, bearing interest at the rate of 5.0% per annum issued by the Company to Hudson.

10.1
Letter agreement, dated December 9, 2015, between the Company and Iroquois amending the First Amended and Restated Security Agreement among the Company Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015, on September 30, 2015 and on October 30, 2015.

10.2
Letter agreement, dated October 30, 2015, between the Company and Hudson amending the First Amended and Restated Security Agreement among the Company Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015, on September 30, 2015 and on October 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Atrinsic, Inc.

Dated: February 4, 2016	By:	/s/ Edward Gildea
Edward Gildea,
Chief Executive Officer